UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2019

OriginClear, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-147980	26-0287664
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 S. Hewitt Street

Los Angeles, CA 90013

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (323) 939-6645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

Consultant Issuances

Between August 30, 2019 and September 30, 2019 the Company issued to consultants and one employee for performance an aggregate of 686,364,767 shares of the Company’s common stock for services.

The securities referenced above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering.

Conversion of Notes

As previously reported, the Company entered into agreements by and between the Company and various investors by which investors hold convertible promissory notes convertible into shares of the Company’s common stock. Between August 15, 2019 and September 24, 2019, holders of convertible promissory notes converted an aggregate principal, interest and make good amount of $82,700 into an aggregate of 826,999,585 shares of the Company’s common stock.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering.

Make Good Issuances

In connection with certain one-time make good agreements, between August 30, 2019 and September 30, 2019, the Company issued an aggregate of 103,532,723 shares of its common stock to certain holders of its common stock.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On September 30, 2019, OriginClear, Inc. (the “Company”) dismissed Liggett & Webb, P.A. (“Liggett & Webb”) as the Company’s independent registered public accounting firm and engaged M&K CPAS, PLLC (“M&K”) as the Company’s independent registered public accounting firm. The reports of Liggett & Webb on the Company’s financial statements for the years ended December 31, 2018 and December 31, 2017 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that, the reports included an explanatory paragraph with respect to the uncertainty as to the Company’s ability to continue as a going concern. The decision to dismiss Liggett & Webb and engage M&K as the Company’s independent registered public accounting firm was approved by the Company’s board of directors.

During the years ended December 31, 2018 and December 31, 2017, and in the subsequent interim period through September 30, 2019, the Company has not had any disagreements with Liggett & Webb on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Liggett & Webb’s satisfaction, would have caused Liggett & Webb to make reference thereto in its report on the Company’s financial statements for such periods.

During the years ended December 31, 2018 and December 31, 2017, and in the subsequent interim period through September 30, 2019, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Liggett & Webb with a copy of this disclosure set forth under this Item 4.01 and requested that Liggett & Webb furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter from Liggett & Webb is attached hereto as Exhibit 16.1.

During the years ended December 31, 2018 and December 31, 2017 and in the subsequent interim period through September 30, 2019, the Company has not consulted with M&K with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s financial statements, or any other matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

16.1	Letter from Liggett & Webb, P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OriginClear, Inc.

Date: October 4, 2019	By:	/s/ T. Riggs Eckelberry
T. Riggs Eckelberry Chief Executive Officer

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